CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SkyBridge Wireless, Inc. (the “company”) on Form 10-QSB for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Wheeler, acting in my capacity as Chief Executive Officer and Chief Financial Officer of the company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            1.                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            2.                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: May 13, 2005	SkyBridge Wireless, Inc. BY: /S/ James Wheeler —————————————— James Wheeler James Wheeler Chief Executive Officer Chief Financial Officer (Principal Financial and Accounting Officer)